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                                    Exhibit A

       Agreement Pursuant to Rule 13d1-(k) of the Securities Exchange Act
           of 1934, as amended, with respect to Schedule 13D filings.
           ----------------------------------------------------------

         The undersigned acknowledge and agree that, with respect to the securities of Heico Corporation held by Rene Plessner and Rene Plessner Associates, Inc. Profit Sharing Plan, the undersigned may be required to file a statement containing the information required by Schedule 13D under the Securities and Exchange Act of 1934 (the "Act") with respect to such securities.

Accordingly, pursuant to Rule 13d-1(k) of the Act, the undersigned acknowledge and agree that such statement and any such amendments of Schedule 13D shall be deemed filed on behalf of each of them, and for such purpose each of the undersigned appoints Rene Plessner, with power of substitution, to execute and file, in the name and on behalf of the undersigned, any and all such Schedules 13D and further amendments thereto.

Date as of: February 22, 2002

                               /s/ Rene Plessner
                          ---------------------------------------
                               Rene Plessner

                          RENE PLESSNER ASSOCIATES, INC. PROFIT SHARING PLAN

                          By:  /s/ Rene Plessner
                             -----------------------------------
                               Rene Plessner, Trustee